SOUTHEAST COMMERCE HOLDING COMPANY

                        OFFERING OF A MINIMUM OF 600,000 AND A
                     MAXIMUM OF 1,500,000 SHARES OF COMMON STOCK
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                             SUPPLEMENT NO. 1 TO PROSPECTUS
                                    DATED APRIL 21, 1998
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     This Supplement has been prepared solely for use in conjunction with the
Prospectus of SOUTHEAST COMMERCE HOLDING COMPANY, a Georgia corporation (the "Company"), dated April 21, 1998 (the "Prospectus"), pursuant to which a minimum of 600,000 shares and a maximum of 1,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), is being offered at $10.00 per share.

     The Company is extending the offering of its Common Stock through July 15, 1998, subject to the Company's right to terminate the offering earlier if it sells all of the shares of Common Stock it is offering pursuant to the Prospectus or if it otherwise determines such termination to be appropriate.

     This Supplement is not a summary of the information in the Prospectus, and it may not be used except in conjunction with the Prospectus.

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     TO THE EXTENT ANY INFORMATION SET FORTH IN THIS SUPPLEMENT IS INCONSISTENT
WITH OR CONTRARY TO THE INFORMATION SET FORTH IN THE PROSPECTUS, THE
INFORMATION SET FORTH HEREIN SHALL SUPERSEDE THE INFORMATION CONTAINED IN THE PROSPECTUS. THIS SUPPLEMENT DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE OFFERING AND INFORMATION RELATING TO THE COMPANY. PROSPECTIVE INVESTORS SHOULD READ THE PROSPECTUS, AND THIS SUPPLEMENT NO. 1 IN THEIR ENTIRETY PRIOR TO SUBSCRIBING FOR SHARES OF THE COMMON STOCK.

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                  The date of this Supplement No. 1 is May 14, 1998.